SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT is made as of the _____ day of October 2005 by and between Walter G. Mize, Field Street Baptist Church, Christian Heritage Foundation, Adam Mize, Mary Catherine Hicks, The Cody Trust and The Hunter Trust (collectively, the "Selling Shareholders") and Lothian Oil Inc., a Delaware corporation (the "Investor").

      WHEREAS, the Investor has indicated a desire to purchase shares of the common stock, par value $0.001 per share (the "Common Stock"), of United Heritage Corporation (the "Company") pursuant to the terms of this Agreement.

      WHEREAS, the Selling Shareholders have indicated a desire to sell their shares of the Company's Common Stock to the Investor on the terms set forth herein.

      WHEREAS, the Selling Shareholders and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement among the parties with regard to the subject matter hereof.

      THEREFORE the Selling Shareholders and the Investor (collectively sometimes referred to as the Parties) agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

      1.1. SALE OF SECURITIES BY THE SELLING SHAREHOLDERS. Subject to the terms and conditions of this Agreement, the Selling Shareholders agree to sell to the Investor and the Investor agrees to purchase from the Selling Shareholders a total of 8,000,000 shares of the Company's Common Stock (the "Selling Shareholders' Shares") for an aggregate purchase price of $10,651,000 or $1.331375 per share. The purchase price for the Selling Shareholders' Shares shall be made with a promissory note (the "Note") in substantially the form attached to this Agreement as Exhibit A. The Note shall be secured by a pledge of the Selling Shareholders' Shares, which pledge shall be memorialized in a Stock Pledge Agreement in substantially the form attached to this Agreement as Exhibit B. The purchase price for the Selling Shareholders' Shares and the number of Selling Shareholders' Shares to be purchased hereunder shall be subject to adjustment if the Company (i) at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the purchase price for the Common Stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of Selling Shareholders' Shares to be purchased hereunder shall be proportionately increased or (ii) if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the purchase price for the Selling Shareholders' Shares in effect immediately prior to such combination shall be proportionately increased and the number of Selling Shareholders' Shares to be purchased hereunder shall be proportionately decreased.

      The Selling Shareholders hereby irrevocably appoint Walter G. Mize as their "Agent" as such term is used in the Note and "Pledgeholder" as such term is used in the Stock Pledge Agreement.

      1.2. ESCROW. At the Closing, the Parties will open an escrow account at Community Bank (the "Escrow Agent"), Account Number: 003-7575, 500 S. Morgan Street, Granbury, Texas. 76048, Attn: Mr. Jimmy Campbell, telephone: (817) 573-5902, and within three business days of opening the escrow account the Investor will deposit with the Escrow Agent good and immediately available funds totaling $3,500,000 (the "Escrowed Funds") pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement"). The Escrow Agreement shall provide, inter alia, for the Escrowed Funds to be released by the Escrow Agent to the Selling Shareholders, in accordance with their instruction, promptly following approval by the Company's shareholders of the sale of 3,280,000 shares of Common Stock and warrants to purchase an additional 8,720,000 shares of Common Stock to the Investor in accordance with the terms of that certain letter of intent dated August 9, 2005 and entered into by the Investor and the Company on August 10, 2005 ("Shareholder Approval") and the consummation of the transactions contemplated thereby (the "Company Issuance"). The Selling Shareholders shall apply the Escrowed Funds to the principal balance of the Note in accordance with the terms thereof. In the event that Shareholder Approval and the Company Issuance shall not have occurred as of January 31, 2006, and upon the exercise of the Investor Put Option set forth in Section 1.4 below, the Escrow Agreement shall provide that the Escrowed Funds be promptly returned to the Investor.

      1.3. THE CLOSING. The closing of the purchase and sale of the Selling Shareholders' Shares (the "Closing") shall be held concurrently with the execution and delivery of this Agreement, subject to the satisfaction or waiver of the closing conditions set forth in Sections 4 and 5 hereof, or such later date as the Investor and the Selling Shareholders may agree upon (the "Closing Date").

      1.4 INVESTOR PUT OPTION. In the event that Shareholder Approval and the Company Issuance have not occurred as of January 31, 2006, the Investor may require the Selling Shareholders to repurchase the Selling Shareholder Shares in exchange for cancellation of the outstanding principal amount of the Note and all accrued and unpaid interest thereon, in which event the Parties shall instruct the Escrow Agent to transfer the Escrowed Funds to the Investor and terminate the escrow.

2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that:

      2.1. ORGANIZATION, GOOD STANDING, POWER AND RIGHTS TO ACQUIRE STOCK. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the transaction contemplated by this Agreement. The Investor is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

      2.2. AUTHORIZATION. The Investor has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. To the extent applicable, this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Investor. This Agreement has been duly and validly executed and delivered by the Investor and constitutes valid and legally binding obligations of the Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

      2.3. INVESTIGATION. The Investor acknowledges that it has had an opportunity to discuss the business and affairs of the Company with the Company's President, Walter G. Mize. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Selling Shareholders' Shares, including documents filed by the Company with the Securities and Exchange Commission and the exhibits thereto (the "Company's SEC Documents").

      2.4. ACCREDITED INVESTOR. The Investor is an "Accredited Investor" as such term is defined in Regulation D adopted by the SEC.

      2.5. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Selling Shareholders' Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than in conformity with the Act and the rules and regulations promulgated thereunder, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, other than a transfer to a nominee holder or a majority-owned affiliate.

      2.6. RESTRICTED SECURITIES. The Investor understands that the Selling Shareholders' Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Selling Shareholders who acquired them from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act. For purposes of this Agreement, an affiliate of the Investor shall be deemed to be an entity controlling, controlled by or under common control with the Investor, where control is evidenced by the ownership of 100% of an entity.

      2.7. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required to be obtained by the Investor in connection with the lawful purchase and sale of the Selling Shareholders' Shares pursuant to this Agreement have been duly obtained and shall be effective on and as of the Closing.

      2.8. BROKER'S OR FINDERS' FEE. The Investor has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges that will be chargeable against the Selling Shareholders in connection with the transaction contemplated by this Agreement.

      2.9. LEGENDS. It is understood that the certificates evidencing the Selling Shareholders' Shares may bear a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

      2.10 USA PATRIOT ACT REPRESENTATIONS.

            (a) The Investor represents and warrants that the proposed investment in the Selling Shareholders' Shares that is being made on its own behalf does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Investor, including anti-money laundering laws (a "Prohibited Investment").

            (b) Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at (www.treas.gov/ofac). The Investor hereby represents and warrants that the Investor is not a country, territory, person or entity named on an OFAC list, nor is the Investor an entity with whom dealings are prohibited under any OFAC regulations.

            (c) The Investor agrees promptly to notify the Selling Shareholders should the Investor become aware of any change in the information set forth in this Section 2.10.

            (d) The Investor agrees to indemnify and hold harmless the Selling Shareholders, their agents and representatives (each, an "Indemnitee") from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, "Damages") which may result, directly or indirectly, from the Investor's misrepresentations or misstatements contained herein or breaches hereof.

            (e) The Investor understands and agrees that, notwithstanding anything to the contrary contained in any document (including any ancillary agreements) if, following the Investor's investment in the Selling Shareholders' Shares, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Selling Shareholders or otherwise be subject to the remedies required by law, and the Investor shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Except as set forth in the disclosure schedule delivered by the Selling Shareholders to the Investor prior to the execution of this Agreement (the "Selling Shareholder Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty hereinbelow), the Selling Shareholders hereby represent and warrant to the Investor as of the date hereof and as of the Closing Date that:

      3.1. AUTHORIZATION. The Selling Shareholders have full right, power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated by this Agreement. To the extent applicable, this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Selling Shareholders. This Agreement has been duly and validly executed and delivered by the Selling Shareholders and constitutes valid and legally binding obligations of the Selling Shareholders enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

      3.2. TITLE. The Selling Shareholders have, and at the Closing will have, good and valid title to and are the lawful owners of the Selling Shareholders' Shares to be sold by the Selling Shareholders hereunder, and upon sale and delivery of, and payment for, the Selling Shareholders will convey to the Investor good and marketable title to the Selling Shareholders' Shares free and clear of all liens, security interests, encumbrances, charges, claims, restrictions on transfer or other defects whatsoever, except for the liens in favor of the Selling Shareholders which shall be created by the execution by the parties of that certain Stock Pledge Agreement of even date herewith.

      3.3. BROKER'S OR FINDERS' FEE. The Selling Shareholders have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the transaction contemplated by this Agreement.

      3.4. KNOWLEDGE OF SELLING SHAREHOLDERS. The sale of the Selling Shareholders' Shares by the Selling Shareholders pursuant to this Agreement is not prompted by any material information concerning the Company known by the Selling Shareholders which is not set forth in the Company's SEC Documents.

      3.5. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required to be obtained by the Selling Shareholders in connection with the sale of the Selling Shareholders' Shares pursuant to this Agreement have been duly obtained and shall be effective on and as of the Closing.

      3.6 VALIDITY OF REPRESENTATIONS. The representations and warranties contained herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. CONDITIONS TO THE INVESTOR'S OBLIGATION AT CLOSING. The obligation of the Investor to purchase the Selling Shareholders' Shares at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

      4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Selling Shareholders in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

      4.2 COVENANTS. The Selling Shareholders shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

      4.3 SECURITIES LAWS. The offer and sale of the Selling Shareholders' Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and qualification requirements of all applicable state securities laws.

      4.4. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body, including the Nasdaq Stock Market, that are required in connection with the lawful sale of the Selling Shareholders' Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      4.5. ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing.

      4.6. NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing Date, there shall have occurred no material adverse change in the Company's business, financial condition or results of operations. A delisting of the Company's securities from the Nasdaq SmallCap Market does not constitute a material adverse change of the Company's business, financial condition or results of operations.

      4.8 DELIVERY OF SHARE CERTIFICATES. On the Closing Date, the Selling Shareholders shall have delivered, or shall have caused to be delivered, to the Pledgeholder pursuant to the terms of the Stock Pledge Agreement one or more certificates in the name of the Investor representing the Selling Shareholders' Shares to be acquired hereunder, or certificates in the names of the Selling Shareholders accompanied by duly executed instruments of transfer or stock assignments with signatures guaranteed.

      4.9 NO ACTION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would make the transactions contemplated hereby illegal.

5. CONDITIONS TO THE OBLIGATIONS OF THE SELLING SHAREHOLDERS AT CLOSING. The obligation of the Selling Shareholders to sell the Selling Shareholders' Shares at the Closing is subject to the fulfillment to the satisfaction of the Selling Shareholders, on or prior to the Closing, of the following conditions:

      5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 2 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date.

      5.2. SECURITIES LAWS. The offer and sale of the Selling Shareholders' Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the qualification requirements of all applicable state securities laws.

      5.3. AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body, including the Nasdaq Stock Market, that are required in connection with the lawful issuance and sale of the Selling Shareholders' Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      5.4. ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing.

      5.5. PAYMENT OF FUNDS AND TRANSFER OF STOCK ASSIGNMENTS. The Investor shall have delivered to the Escrow Agent, in accordance with the Escrow Agreement of even date herewith, good funds in the amount of $3,500,000 (the "Escrowed Funds") and on the Closing Date the Investor shall have delivered to the Pledgeholder stock assignment(s) in blank, with signatures guaranteed, for transfer of the certificates representing the Selling Shareholders' Shares to the Pledgeholder in accordance with the Stock Pledge Agreement.

6. INDEMNIFICATION.

      6.1 Walter Mize hereby agrees to indemnify and hold the Investor, and its officers, directors, employees and agents and each person, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all liabilities, losses, claims, costs, expenses, damages and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such liabilities, losses, claims, costs, expenses, damages and judgments) (collectively, the "Losses") resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of the Selling Shareholders contained in this Agreement or in any statement or certificate furnished or to be furnished by the Selling Shareholders pursuant hereto or in connection with the transactions contemplated hereby; and

      6.2 The Investor hereby agrees to indemnify and hold the Selling Shareholders and their respective successors and assigns harmless from and against any and all Losses resulting from or arising out of any breach of any representation, warranty, or non-performance of any covenant or agreement on the part of Investor contained in this Agreement or in any statement or certificate furnished or to be furnished by Investor pursuant hereto or in connection with the transactions contemplated hereby.

      6.3 In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2 (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party suffers actual prejudice because of the delay. The Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party, unless the proceeding or claim involves only money damages, not an injunction or other equitable relief, and unless the Indemnifying Party:

            (a) irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the Indemnified Party, and

            (b) furnishes satisfactory evidence of the financial ability to indemnify the Indemnified Party,

in which case the Indemnifying Party may assume such control through counsel of its choice and at its expense, but the Indemnified Party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such a proceeding or claim. If the Indemnifying Party does not assume control of the defense of such a proceeding or claim, (i) the entire defense of the proceeding or claim by the Indemnified Party, (ii) any settlement made by the Indemnified Party, and (iii) any judgment entered in the proceeding or claim shall be deemed to have been consented to by, and shall be binding on, the Indemnifying Party as fully as though it alone had assumed the defense thereof and a judgment had been entered in the proceeding or claim in the amount of such settlement or judgment, except that the right of the Indemnifying Party to contest the right of the Indemnified Party to indemnification under the Agreement with respect to the proceeding or claim shall not be extinguished. If the Indemnifying Party does assume control of the defense of such a proceeding or claim, it will not, without the prior written consent of the Indemnified Party settle the proceeding or claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect of the proceeding or claim. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

7. MISCELLANEOUS.

      7.1. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without regard to the conflict of law provisions thereof. Jurisdiction for the resolution of any dispute relating to this Agreement and the sale of the Selling Shareholders' Shares will be in a State District Court in Johnson County, Texas.

      7.2. SURVIVAL; ADDITIONAL SECURITIES. The representations and warranties set forth in Sections 2 and 3 shall survive until the Closing. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganization distributed with respect to the Selling Shareholders' Shares shall be immediately subject to the covenants and agreements set forth in this Agreement to the same extent the Shares is at such time covered by such provisions.

      7.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned, except with the consent of the non-assigning parties to it.

      7.4. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof.

      7.5. NOTICES. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below, or at such other address as the Investor shall have furnished to the Company and the Selling Shareholders in writing, or (b) if to the Company and/or the Selling Shareholders, at the address as set forth below or at such other address as the Company shall have furnished to the Investor in writing:

If to the Selling Shareholders:

      2 North Caddo Street
      Cleburne, Texas
      Attn: Walter G. Mize
      Facsimile Number: (817) 641-3683

with a copy to:

      Richardson & Patel LLP
      10900 Wilshire Boulevard, Suite 500
      Los Angeles, California 90024
      Attn.: Erick E. Richardson, Esq.
      Facsimile Number: (310) 208-1154

If to the Investor:

      Lothian Oil Inc.
      500 5th Avenue, Suite 2600
      New York, New York 10110
      Attn.: Mr. Ken Levy
      Facsimile Number: (212) 391-8588

with a copy to:

      Markowitz & Roshco, LLP
      530 Fifth Avenue - 23rd Floor
      New York, New York 10036
      Attn: Seth P. Markowitz, Esq.
      Facsimile Number: (212) 944-7630

      7.6. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties.

      7.7. EXPENSES. Irrespective of whether the Closing is affected, the Selling Shareholders and the Investor shall each bear their own legal and other expenses with respect to the transaction.

      7.8. TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be considered original, legal and binding signatures.

      7.10. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                        [[SIGNATURES ON FOLLOWING PAGES]]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year hereinabove first written.


                                   LOTHIAN OIL INC.



                                   By:
                                      ------------------------------------------
                                      Ken Levy, Chief Executive Officer


                                   SELLING SHAREHOLDERS



                                   ---------------------------------------------
                                   Walter G. Mize, holder of 5,080,590 shares


                                   FIELD STREET BAPTIST CHURCH



                                   By:
                                      ------------------------------------------
                                      Walter G. Mize, attorney in fact, holder
                                      of 1,000,000 shares


                                   CHRISTIAN HERITAGE FOUNDATION



                                   By:
                                      ------------------------------------------
                                      Walter G. Mize, attorney in fact, holder
                                      of 1,525,908 shares


                                   ---------------------------------------------
                                   Adam Mize, holder of 98,376 shares by
                                   Walter G. Mize, his attorney in fact


                                   ---------------------------------------------
                                   Mary Catherine Hicks, holder of 98,376 shares by Walter G. Mize, her attorney in fact

                                   THE HUNTER TRUST



                                   By:
                                      ------------------------------------------
                                      Walter G. Mize, Trustee, holder of 98,375
                                      shares


                                   THE CODY TRUST



                                   By:
                                      ------------------------------------------
                                      Walter G. Mize, Trustee holder of 98,375
                                      shares

                                    EXHIBIT A

                                      NOTE

                                 PROMISSORY NOTE

$10,651,000                                                Date: October 7, 2005
                                                                 Cleburne, Texas

      FOR VALUE RECEIVED, the receipt and sufficiency of which are acknowledged, Lothian Oil, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Walter G. Mize, as agent ("Agent") for Walter G. Mize, Adam Mize, Mary Catherine Hicks, The Cody Trust, and The Hunter Trust (collectively "Holders"), at the address designated on the signature page of this Note or at such other place as Agent may designate by written notice to Maker, the principal sum herein below described ("Principal Amount"), in the manner and at the times provided and subject to the terms and conditions described herein. This Note has been executed by Maker in conjunction with the execution by Maker and Holders of that certain Securities Purchase Agreement of even date herewith pursuant to which Maker will purchase eight million (8,000,000) shares ("Shares") of United Heritage Corporation common stock from the Holders.

      1. Principal Amount and Interest.

            The Principal Amount means the sum of ten million six hundred fifty-one thousand dollars ($10,651,000). Interest on the unpaid Principal Amount shall accrue from the date of this Note at the annual rate to be determined quarterly as of each Interest Payment Date (as defined below) equal to the sum of the prime rate of interest fixed by CitiBank, N.A. (the "Prime Rate"), as of the date of this Note and on each Interest Payment Date, plus one percent (1%).

      2. Payment of Principal and Interest.

            Maker shall pay the Principal Amount, subject to Section 5 below, as follows:

            (a) an installment of $3,500,000 shall be due and payable on the date on which the Maker acquires 3,280,000 shares of common stock of United Heritage Corporation and warrants to purchase an additional 8,720,000 shares of common stock of United Heritage Corporation in accordance with the terms of that certain letter of intent dated August 9, 2005 and entered into by the Maker and United Heritage Corporation on August 10, 2005 (the "Acquisition Date");

            (b) an installment of $2,383,666 shall be due and payable on the first anniversary of the Acquisition Date;

            (c) an installment of $2,383,666 shall be due and payable on the second anniversary of the Acquisition Date; and

            (d) the Note will mature and an installment equal to the remaining unpaid Principal Amount shall be due and payable on the third anniversary of the Acquisition Date.

            Interest shall be payable in arrears with respect to each calendar quarter on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such interest payment shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in New York, New York are required or authorized to be closed (a "Business Day").

            All checks or other instruments representing payment of the aforesaid installments shall be made payable to Agent or made in accordance with Agent's reasonable instructions to Maker.

      3. Security.

            As security for payment of the Principal Amount due under this Note, Maker shall pledge the Shares. Maker shall execute a Stock Pledge Agreement of even date herewith evidencing Holders' security interest in the Shares (the "Stock Pledge Agreement").

      4. Representations and Warranties: Maker represents and warrants that the following statements are true and correct:

            (a) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, any court) is required, except such authorization or approval as has already been obtained, either for the grant by Maker of the security interest granted hereby or for the execution, delivery or performance of this Note by Maker.

            (b) The execution and delivery of this Note and the taking of any other action required or contemplated hereby shall not cause a default or event of default under any other agreement or commitment to which Maker is a party or by which it is bound.

      5. Prepayments.

            Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty or premium or discount.

      6. Late Charges.

            If Maker fails to pay any installment of the Principal Amount or interest within ten (10) days of the date when due, then Maker will pay a late charge of 1% or the maximum allowed under state law of the overdue installment, which ever is less (the "Late Charge").

      7. Manner of Payments/Crediting of Payments.

            Payments of any amount required hereunder shall be made in lawful money of the United States and shall be credited first against accrued but unpaid Late Charges, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

      8. Interest Following Default.

            Following and during the continuance of an event of default, the outstanding Principal Amount of this Note shall bear interest at the highest rate allowed by law, but in no event more than 12%. In this regard, Holders reserve the right to add any accrued interest that is not paid when due to the Principal Amount.

      9. Default/Acceleration Upon Default.

            At the option of Holders, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

            (a) If accrued interest or any installment of the Principal Amount under this Note is not paid within ten (10) days of the date when due;

            (b) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note or the Stock Pledge Agreement, provided, however, that if any such breach is reasonably susceptible of being cured, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure;

            (c) If Maker shall make a general assignment for the benefit of creditors;

            (d) If a custodian, trustee, receiver, or agent is appointed or takes possession of any of the Shares or substantially all of the property of Maker;

            (e) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to pay Maker's debts as they become due;

            (f) If Maker shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

            (g) If any petition is filed against Maker under the Bankruptcy Code and either (1) the Bankruptcy Court orders relief against Maker, or (2) such petition is not dismissed by the Bankruptcy Court within ninety (90) days of the date of filing; or

            (h) If any attachment, execution, or other writ is levied on any of the Shares substantially all of the assets of Maker and which is not be dismissed or stayed within sixty (60) days after the levy.

Maker shall notify Holder immediately if any event of default which is described in sub-section (c) through sub-section (h), above, occurs.

      10. Collection Costs and Attorneys' Fees.

            Maker agrees to pay Holders all reasonable costs and expenses, including reasonable attorneys' fees, paid or incurred by Holders in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note, the prevailing party in any proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

      11. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen note, no right or remedy herein conferred upon or reserved to Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      12. Waiver.

            No delay or omission by Holders to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Note or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders. No provision of this Note may be waived unless in writing signed by Agent, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

      13. Replacement Note.

            If this Note is mutilated and surrendered to Maker or if Holders claim and submit an affidavit or other evidence, satisfactory to Maker to the effect that this Note has been lost, destroyed or wrongfully taken, then Maker shall issue a replacement note.

      14. Notice.

            Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

      15. Usury Compliance.

            All agreements between Maker and Holders are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holders for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holders shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holders.

      16. Governing Law and Jurisdiction.

            This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Texas. Any action to enforce payment of this Note shall be filed and heard solely in the State District Court, Johnson County, Texas.

                                   MAKER:

                                   LOTHIAN OIL INC.,



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------
                                       Ken Levy, President

                                   MAKER'S ADDRESS:
                                   500 5th Avenue, Suite 2600
                                   New York, New York 10110
                                   Attn: Mr. Ken Levy

                                   HOLDERS' AND AGENT'S ADDRESS:
                                   2 North Caddo Street
                                   Cleburne, Texas
                                   Attn: Walter G. Mize

                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

      This STOCK PLEDGE AGREEMENT (hereinafter "Agreement") is made and entered into on the _____ day of October 2005 by and between Lothian Oil Inc., a Delaware corporation ("Pledgor") and Walter G. Mize, Adam Mize, Mary Catherine Hicks, The Cody Trust, and The Hunter Trust (collectively the "Secured Parties") and Walter G. Mize, an individual (the "Pledgeholder") with reference to the following facts:

                                    RECITALS

      WHEREAS, Pledgor has executed in favor of the Secured Parties a promissory note (the "Note"), a copy of which is attached hereto as Exhibit "1" and is incorporated herein by this reference, for the sum of $10,651,000 (together with any accrued interest thereon, the "Borrowed Amount") in conjunction with the purchase of 8,000,000 shares (the "Pledged Shares") of the common stock, $0.0001 par value, of United Heritage Corporation ("Common Stock") from the Secured Parties pursuant to the terms of that certain Securities Purchase Agreement dated of even date herewith; and

      WHEREAS, Pledgor desires to pledge to the Secured Parties the interest of Pledgor in the Pledged Shares it has purchased, pursuant to the terms of this Agreement, for the purpose of securing payment of the Note; and

      WHEREAS, Pledgor and the Secured Parties agree that Walter G. Mize shall hold the shares as the Pledgeholder and shall manage and dispose of the shares in accordance with the terms of this Agreement.

      THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (hereinafter collectively "parties" and individually "party") agree as follows:

                                    AGREEMENT

      1. Pledge of Stock and Proceeds.

            (a) Original Pledge. As collateral security for the payment and/or performance of the Indebtedness, as defined in section 1(f) below, Pledgor hereby pledges, grants and assigns to Secured Parties a continuing security interest in the following:

                  (i) the Pledged Shares; and

                  (ii) except as otherwise set forth in section 2(b) below, the proceeds of the Stock including, without limitation, any and all dividends, cash, instruments and other property from time-to-time received, receivable, or otherwise distributed in respect of or in exchange for any of the Pledged Shares ("Proceeds"). (The Pledged Shares and the Proceeds shall hereinafter be collectively referred to as the "Collateral").

            (b) Intentionally Omitted.

            (c) Delivery of Stock Power to Secured Parties. Pledgor shall deliver to the Pledgeholder, for the benefit of the Secured Parties, concurrently with the execution of this Agreement, the Pledged Shares in certificated form and split into separate certificates representing the share numbers set forth in Section 1(e) below, along with an Assignment of Corporate Shares in the form of Exhibit "2" attached hereto and incorporated herein by this reference ("Stock Assignment"), signed by Pledgor, in blank, for each certificate, such Stock Assignment to be used by the Pledgeholder for the benefit of the Secured Parties in accordance with the terms of this Agreement.

            (d) Secured Parties' Acceptance of Collateral; Appointment of Pledgeholder as Pledgor's Attorney-In-Fact. Secured Parties hereby agree to accept the Collateral and Pledgeholder agrees to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement. Pledgor hereby irrevocably appoints the Pledgeholder as Pledgor's attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all actions that are necessary or appropriate in order to effect the terms of this Agreement.

            (e) Release of Collateral. So long as there is no existing Default (as defined below), the Pledgeholder shall release the Collateral from this Agreement and return the Collateral to Pledgor as follows:

                  (i) Upon payment of $2,383,666 plus accrued interest, if any, as required by Section 2(b) of the Note, the Pledgeholder shall deliver 2,800,000 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower;

                  (ii) Upon payment of $2,383,666 plus accrued interest, if any, as required by Section 2(c) of the Note, the Pledgeholder shall deliver 1,733,333 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower; and

                  (iii) Upon payment of the full unpaid principal balance owing on the Note, plus all accrued, unpaid interest, the Pledgeholder shall deliver 3,466,667 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower.

            (f) As used in this Agreement, the term "Indebtedness" means the indebtedness evidenced by the Note, including all principal and accrued interest thereon, together with all other liabilities, costs, and expenses for which Pledgor is responsible under this Agreement, including collection costs and attorneys fees, and all renewals, extensions, modifications, substitutions, and rearrangements of any of the foregoing.

      All of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, when released by the Pledgeholder to the Borrower, shall be free of any lien or encumbrance.

      2. Matters Pertaining to the Collateral.

            (a) Voting and Consensual Rights. Pledgor shall retain the right to vote the Pledged Shares and to exercise any other rights pertaining to the Pledged Shares, provided, however, so long as Pledgor is in "Default" as defined in Paragraph 3 of this Agreement, Secured Parties shall vote the Pledged Shares and exercise any rights pertaining to the Pledged Shares.

            (b) Rights to Dividends and Distributions. So long as Pledgor is not in Default and except as expressly limited below, Pledgor shall be entitled to receive and retain any Proceeds distributed on account of the Pledged Shares. Notwithstanding the foregoing, Secured Parties, rather than Pledgor, shall be entitled to collect and receive all of the following types of Proceeds, which shall be added to and shall become a part of the Collateral:

                  (i) all proceeds paid or payable other than in cash, and all instruments and other property distributed in respect of, or in exchange for, the Pledged Shares;

                  (ii) all proceeds paid or payable with respect to the Pledged Shares in connection with a partial or total liquidation or dissolution of United Heritage Corporation (the "Company") or in connection with a reduction of capital, capital surplus or paid-in surplus of the Company; and

                  (iii) all proceeds distributed in redemption of, or in exchange for, the Pledged Shares. To the extent the foregoing proceeds exceed the amount of Pledgor's obligations and liabilities under the Note and/or this Agreement, Pledgor shall be entitled to receive these excess proceeds.

            In the event and for so long as Pledgor is in Default as defined in
Section 3 below, Secured Parties shall receive all Proceeds with respect to the Pledged Shares for immediate application to the Note.

            (c) Stock Adjustments. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares or other securities issued with respect to the Pledged Shares by reason of any such change shall be delivered to and held by the Pledgeholder for the benefit of the Secured Parties under the terms of this Agreement in the same manner as the Pledged Shares.

      3. Default and Remedy on Default.

            (a) The occurrence of any of the following shall constitute an event of default ("Default") under this Agreement:

                  (i) Default Under Note. If an Event of Default, as set forth in Section 9 of the Note, occurs and is not cured as specifically provided therein, or

                  (ii) Default Under This Agreement. If Pledgor defaults in the due performance or observance of any representation or obligation under the Note or this Agreement, or

                  (iii) Bankruptcy of the Company. The Company files a petition for relief under the Bankruptcy Code, an involuntary petition for relief is filed against the Company under the Bankruptcy Code and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming the Company is entered under the Bankruptcy Code; or

            (b) At the option of Secured Parties, upon the happening and during the continuance of any Default, Secured Parties shall have all of the rights and remedies set forth below:

            (i) if Secured Parties so elect and give notice of such election to Pledgor, the Pledgeholder may vote any or all shares of the Pledged Shares as proxy for Pledgor and Secured Parties, for any lawful purpose and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act on behalf of the Secured Parties with respect thereto as though the Secured Parties were the outright owners thereof (Pledgor hereby irrevocably constituting and appointing the Pledgeholder the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do so);

            (ii) the Pledgeholder, on behalf of the Secured Parties, will be entitled to receive and apply to the Indebtedness all cash Proceeds or other distributions made in respect to the Pledged Shares or other Collateral;

            (iii) the Pledgeholder, on behalf of the Secured Parties, may demand, sue for, collect or make any compromise or settlement of any claims that the Secured Parties have in respect of payment of the Indebtedness or foreclosure of the Collateral;

            (iv) the Pledgeholder, on behalf of the Secured Parties, may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash or credit, or both, and upon such terms at such place or places, at such time or times and to such entities or other persons as the Pledgeholder thinks expedient, all in accordance with the Texas Uniform Commercial Code;

            (v) the Pledgeholder, on behalf of the Secured Parties, may cause all or any part of the Collateral to be transferred into the Secured Parties' names or the names of Secured Parties' nominee or nominees, in satisfaction of the Note and as payment of the Borrowed Amount, all in accordance with the Texas Uniform Commercial Code;

            (vi) the Pledgeholder, on behalf of the Secured Parties, may exercise any right, power or remedy or proceed against the Collateral in any manner permitted by law or by this Agreement or the Note;

            (vii) the Pledgeholder, on behalf of the Secured Parties, may take any other action permitted by this Agreement, the Note, at law or in equity, to collect the Borrowed Amount; and

            (viii) Pledgor agrees that all Pledged Shares constitute collateral of a type customarily sold on a recognized market. Accordingly, the Pledgeholder and the Secured Parties shall all rights and remedies provided under the UCC with respect to this type of collateral.

      The above rights, powers and remedies of the Pledgeholder, on behalf of the Secured Parties, are cumulative and not exclusive. To the maximum extent permitted by applicable law, Pledgor waives all claims, damages, and demands against Secured Parties arising out of the possession, retention or sale of the Collateral.

            (c) Pledgeholder's Right to Execute Documents. Pledgeholder shall have the right to execute any document or form, in his name or in the name of Pledgor, which may be necessary or desirable in connection with the retention or sale of the Collateral.

      4. Pledgor's Waiver.

            Pledgor hereby waives (except as required by applicable statute and cannot be waived) any right to require Pledgeholder (or the Secured Parties) to proceed against any person or Collateral or to pursue any remedy in the power of the Pledgeholder (or the Secured Parties).

      5. Pledgor's Representations, Warranties and Covenants.

            Pledgor represents, warrants and covenants to Secured Parties as follows:

            (a) This Agreement creates a valid and enforceable security interest in the Collateral.

            (b) Upon delivery to the Pledgeholder as contemplated hereby, the Collateral will be free of any security interests, liens, pledges or encumbrances created by Pledgor (except for the security interest created hereby), or any claims of third parties of any nature whatsoever, charges, escrows, options, rights of first refusal, or other agreements, restrictions, arrangements, commitments or obligations, written or oral, created by Pledgor, affecting the legal or beneficial ownership of the Collateral.

            (c) From and after the date hereof, Pledgor shall not make any agreements restricting in any manner the transferability of the Collateral or otherwise affecting the Collateral;

            (d) Pledgor shall, at Pledgor's expense, take any steps necessary to preserve the Secured Parties' rights in the Collateral against any claims of third parties;

            (e) Pledgor has arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgeholder and the Secured Parties shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto; and

            (f) So long as the Indebtedness remains unpaid, Pledgor shall not cause, and Pledgor will employ reasonable commercial efforts to prevent, the issuance by United Heritage Corporation of additional shares of Common Stock at a price of less than $1.00 per share; provided, however, that United Heritage Corporation shall issue 222,222 shares of its Common Stock to Richardson & Patel LLP and a warrant to purchase an additional 222,222 shares of its Common Stock to Richardson & Patel LLP, said warrant having an exercise price of $0.50 per share and having a term of five years, all in accordance with the resolution passed by the United Heritage Corporation Board of Directors on April 20, 2004; and provided further that the Pledgeholder may from time-to-time, in accordance with the requirements of subsection 8(g) of this Agreement, waive the rights of the Secured Parties to the protection afforded by this section 5(f).

            (f) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after a Default, and also upon the persons or entities who may qualify or be eligible to purchase the Collateral, Pledgor hereby agrees that upon the occurrence of a Default, the Pledgeholder may, from time to time, if the Collateral is not publicly traded on a nationally recognized stock exchange and/or is considered a "restricted" security, attempt to sell all or any part of the Collateral by a private placement, upon commercially reasonable terms restricting the bidders and prospective purchasers to a limited number who will represent and agree that they are purchasing for investment for their own accounts only and not for distribution, and who will otherwise meet state or federal securities law requirements, including those pertaining to sales made pursuant to exemptions from registration under the Securities Act of 1933 and/or registration or qualification under other state or federal securities laws.

      6. Matters Pertaining to Pledgeholder.

            (a) The Pledgeholder shall not be personally liable for any act he may do or omit to do under this Agreement while acting in good faith and in the exercise of his best judgment, and any act done or omitted by the Pledgeholder pursuant to the advice of the Pledgeholder's attorney shall be conclusive evidence of such good faith. Except as expressly provided herein, the Pledgeholder is expressly authorized and directed to disregard any and all notices or warnings given by any of the parties, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court. If the Pledgeholder obeys or complies with any such order, judgment or decree of any court, he shall not be liable to any of the parties or any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

            (b) The parties expressly agree the Pledgeholder has the absolute right at the Pledgeholder's election, if the Pledgeholder considers it appropriate, to file an action in interpleader in a court of proper jurisdiction requiring the parties to answer and litigate their claims and rights among themselves, and the Pledgeholder is authorized to deposit with the clerk of the court all documents and funds held by him pursuant to this Agreement. In the event such action is filed, the parties jointly and severally agree to pay all costs, expenses and reasonable attorneys' fees that the Pledgeholder incurs in such interpleader action. Upon filing of such action the Pledgeholder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement.

            (c) The Pledgeholder shall not be bound in any way by any other agreement between the parties as to which the Pledgeholder is not a party, whether or not the Pledgeholder has knowledge thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral. The Pledgeholder shall have no duties or responsibilities except as expressly set forth in this Agreement. The Pledgeholder may rely conclusively on any certificate, statement, request, waiver, receipt, agreement or other instrument that the Pledgeholder believes to be genuine and to have been signed and presented by an appropriate person or persons.

            (d) The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Pledgeholder from any obligation or liability assumed by the Pledgeholder hereunder as to the Collateral.

            (e) The Pledgeholder, while in possession of the Collateral prior to or following the occurrence of an event of Default, as hereinabove provided, and while acting in accordance with the terms of this Agreement or applicable law, is not responsible for any fluctuations in value or delays in disposing of the Collateral.

            (f) The Pledgeholder shall not be liable in any respect for verifying the identity, authority or rights of the parties executing or delivering or purporting to execute and/or deliver this Agreement or any documents or papers deposited hereunder. The Pledgeholder shall not be liable for the loss of any rights with respect to this Agreement or any documents deposited with the Pledgeholder.

            (g) Notwithstanding anything herein to the contrary, the Pledgeholder shall have no duty with respect to the Collateral other than the duty to use reasonable care in the custody and preservation of the Collateral if it is in the Pledgeholder's possession. The Pledgeholder shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the Collateral if it threatens to decline in value, or to exercise any rights represented thereby, including voting or consensual rights, except as directed by Pledgor or the Secured Parties pursuant to the terms of this Agreement.

            (h) Pledgor and the Secured Parties agree to and each does hereby indemnify, defend (with counsel acceptable to the Pledgeholder) and hold the Pledgeholder harmless against any and all losses, damages, claims and expenses, including reasonable attorneys' fees, that may be incurred by the Pledgeholder by reason of his compliance with the terms of this Agreement. If, as a result of any disagreement between the parties and/or adverse demands and claims being made by any or all of them upon the Pledgeholder, the Pledgeholder shall become involved in litigation, including any interpleader brought by the Pledgeholder as provided in this Agreement, Pledgor and the Secured Parties each agree that they shall be jointly and severally liable to the Pledgeholder on demand for all costs, expenses and attorneys' fees that the Pledgeholder shall incur and/or be compelled to pay by reason of such litigation.

      7. Replacement of Pledgeholder.

            In the event the Pledgeholder is or becomes unwilling or unable to act in such capacity for any reason, the Secured Parties shall appoint a successor. The Secured Parties (but not Pledgor) shall have the right, after delivery of written notice signed by the Secured Parties to the Pledgeholder, to terminate the Pledgeholder and to name the Pledgeholder's successor.

      8. Miscellaneous.

            (a) It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same. This Agreement was prepared by each party in conjunction with counseling from such party's respective attorney or the opportunity to obtain such counseling. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting of this Agreement, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of it. Each party shall pay all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in performing and complying with all representations, warranties, covenants, agreements and conditions contained in this Agreement to be performed or complied with by such party, including legal fees.

            (b) Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense. Pledgor shall reimburse the Secured Parties for any costs and expenses incurred by the Secured Parties in connection with any breach or default of Pledgor under this Agreement, including collection efforts, whether or not suit is commenced or judgment is entered. Furthermore, should any party institute or should the parties otherwise become a party to any action or proceeding to enforce or interpret this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all costs and expenses of prosecuting or defending the action or proceeding. This Agreement shall be governed in all respects by the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without regard to the conflict of law provisions thereof. Jurisdiction for the resolution of any dispute relating to this Agreement, the Note or the Pledged Shares will be in a State District Court in Johnson County, Texas.

            (c) The parties expressly acknowledge and agree that this Agreement : (i) is the final, complete and exclusive statement of the parties' agreement with respect to the subject matter hereof, (ii) supersedes any prior or contemporaneous promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively "Prior Agreements"), and that any such Prior Agreements are of no force or effect except as expressly set forth herein, and (iii) may not be varied, supplemented or contradicted by evidence of such Prior Agreements or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or discharge is sought. By execution hereof, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties and their permitted successors, and assigns, shall have any rights hereunder nor any right of enforcement hereof. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable, then the remaining part of this Agreement shall nevertheless not be affected thereby and shall continue in full force and effect to the fullest extent provided by law. This Agreement is to be read, construed and applied together with the Note, which, taken together, set forth the complete understanding and agreement of the parties with respect to the matters referred to herein and therein.

            (d) Pledgor may not delegate its duties under this Agreement, in whole or in part, without the prior written consent of the Secured Parties, which consent may be withheld in the Secured Parties' sole and arbitrary discretion. Notwithstanding the preceding sentence, no such delegation shall release Pledgor from any liability or obligation under this Agreement without the written consent of the Secured Parties, which consent may be withheld in the Secured Parties' sole and arbitrary discretion. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective heirs, executors, administrators, legal representatives, successors and/or assigns.

            (e) The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

            (f) All notices, demands, requests, consents, approvals or other communications ("Notices") given hereunder shall be as provided in the Note.

            (g) Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

      WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

                                   Pledgor:

                                   Lothian Oil Inc.


                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------
                                       Ken Levy
                                       Chief Executive Officer
                                       Address: 500 5th Avenue, Suite 2600
                                                New York, New York 10110


                                   Secured Parties:


                                   Exhibit Only -- Do not sign
                                   ---------------------------------------------
                                   Walter G. Mize


                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Adam Mize


                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Mary Catherine Hicks


                                   The Cody Trust



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------
                                       ____________________, Trustee


                                   The Hunter Trust



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------
                                       ____________________, Trustee

                                   Pledgeholder:



                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Walter G. Mize

                                    EXHIBIT C

                                ESCROW AGREEMENT

      Walter G. Mize, Field Street Baptist Church, Christian Heritage Foundation, Adam Mize, Mary Catherine Hicks, The Cody Trust and The Hunter Trust (collectively, the "Selling Shareholders"), Lothian Oil, Inc., a Delaware corporation ("Purchaser"), and Community Bank ("Escrow Agent") together agree as follows:

                                    RECITALS

      A. On this date the Selling Shareholders and the Purchaser entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which the Selling Shareholders agreed to sell a total of 8,000,000 shares of the Common Stock (the "Selling Shareholders' Common Stock") of United Heritage Corporation (the "Company") to the Purchaser at a price of $1.331375 per share for a total of $10,651,000.

      B. The Purchaser and the Selling Shareholders wish to appoint the Escrow Agent as their agent to assist with the purchase and sale of the Selling Shareholder's Common Stock, in accordance with the terms of this Escrow Agreement.

      Therefore, the Selling Shareholders, the Purchaser and the Escrow Agent agree as follows:

                                    AGREEMENT

      1. Appointment. The Selling Shareholders and the Purchaser hereby appoint the Escrow Agent to serve as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts the appointment.

      2. Deposits by the Purchaser for the benefit of the Selling Shareholders. Upon the consummation of the transactions contemplated by the Securities Purchase Agreement, the Purchaser shall deposit with the Escrow Agent good and immediately available funds totaling $3,500,000 (the "Escrow Deposit"). Escrow Agent will place the Escrow Deposit into an interest bearing account, with interest accruing thereon for the benefit of the Purchaser.

      3. Close of Escrow. The Escrow Agent shall disburse the Escrow Deposit in accordance with joint written instructions of Walter Mize, as agent for the Selling Shareholders, and the Purchaser.

      4. Term. The term of this Agreement shall continue until the Escrow Agent makes the transfers required by paragraph 3 above, provided, however, that this Agreement shall terminate no later than January 31, 2006 unless the Escrow Agent receives a written instruction executed by the Selling Shareholders and the Purchaser extending the term of this Agreement and the Escrow Agent's duties hereunder to another date.

      5. Escrow Agent's Costs and Fees. Costs incurred and fees charged by the Escrow Agent shall be paid one-half by the Selling Shareholders and one-half by the Purchaser. The Escrow Agent shall provide, in writing, a good-faith estimate of its costs and fees to the Selling Shareholders and the Purchaser upon the execution of this Agreement.

      6. Escrow Agent's Responsibility. The parties agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement and the Escrow Agent may rely upon any representation so made. Nothing contained in this Agreement shall be construed to impose on the Escrow Agent the duties of trustee for any party hereto or to impose on the Escrow Agent any duties or obligations other than those for which there is an express provision herein. For all purposes connected herewith the Escrow Agent shall be entitled to assume that the parties hereto are fully authorized and empowered, without affecting the rights of any third parties, to appoint the Escrow Agent as the Escrow Agent in accordance with the terms and provisions hereof.

      7. Limitations on Liability. It is understood that the Escrow Agent shall incur no liability, except for acts of gross negligence or willful misconduct. None of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of its duties under this Agreement. The Escrow Agent shall incur no liability if it becomes illegal or impossible to carry out any of the provisions herein. The Escrow Agent shall not be required to take or be bound by notice of default of any person, or to take any action with respect to such default involving any expense or liability, unless written notice of such default is given to the Escrow Agent by the undersigned or any of them, and unless the Escrow Agent is indemnified in a manner satisfactory to it against such expense or liability. The Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be signed by the proper party or parties. The Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, fax or other document furnished or caused to be furnished to the Escrow Agent. The Escrow Agent shall have no liability with respect to any good faith action taken or allowed by it hereunder, except for acts of gross negligence or willful misconduct. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, except for acts of gross negligence or willful misconduct, or for anything which it may do or refrain from doing in connection herewith, and the Escrow Agent shall have no duties to anyone except those signing this Agreement. The Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the interpretation or construction of this Agreement or the Escrow Agent's duties hereunder. In addition, the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel, except for acts of gross negligence or willful misconduct. In the event of any disagreement between the undersigned or any person or persons named in this Agreement, and any other person, resulting in adverse claims and demands being made in connection with or for any money involved herein or effected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in this Agreement, for its refusal to comply with such conflicting or adverse demands and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until (i) the rights of the adverse claimants have been finally adjudicated in a court or by arbitration as set forth below assuming and having jurisdiction of the parties and the property involved herein and affected hereby; or (ii) all differences have been adjudicated by agreement and the Escrow Agent has been notified thereof in writing by all of the persons interested.

      8. Indemnification. In consideration of Escrow Agent agreeing to act as an escrow agent pursuant to the terms and conditions of the Escrow Agreement, all parties to this Agreement do hereby agree to indemnify Escrow Agent, its officers, directors, agents, and employees, defend and hold the same harmless for and against any and all claims, liability, actions, losses, costs, damages or expenses, including attorneys' fees and expenses, which Escrow Agent may sustain or incur, directly or indirectly, by reason of, or in consequence of, Escrow Agent's acting or failing to act as escrow agent.

      9. Resignation of the Escrow Agent. The Escrow Agent reserves the right to resign as the Escrow Agent at any time by giving 30 business days written notice thereof to all parties at the last known address. Upon notice or resignation by the Escrow Agent, the undersigned agree that the Escrow Agent may deliver any property or documents that it holds to the replacement escrow agent. If no notice is promptly received from the undersigned and the replacement Escrow Agent, the Escrow Agent may petition any court of competent jurisdiction for disposition of the property or documents and the Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

      10. Disputes. If at any time a dispute shall exist as to the duty of the Escrow Agent under the terms hereof or if the property or documents deposited hereunder are not withdrawn on or before the termination or expiration of this Agreement, the Escrow Agent may deposit the property or documents with the Clerk of the State District Court in Johnson County, Texas and may interplead the parties hereto. Upon so depositing such property or documents and filing its complaint in interpleader, the Escrow Agent shall be released from all liability under the terms hereof as to the property or documents so deposited and reimbursed for all expenses, including attorney fees. The parties hereto for themselves consent and agree to the jurisdiction of said Court, and do hereby appoint the Clerk of the said Court as their agent for the service of all process in connection with the proceedings mentioned in this paragraph.

      11. Governing Law and Captions. This Agreement shall be governed and interpreted by the laws of the State of Texas. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect the construction or effect of this Agreement.

      12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13. Amendments, Modifications, etc. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by the Issuer, the Selling Shareholders and the Purchaser and consented to in writing by the Escrow Agent. Any of the terms and conditions hereof may be waived only by a written instrument executed by the party waiving compliance therewith. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any terms of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term of this Agreement.

      14. Notices. All notices hereunder shall be made in writing to the parties at the addresses listed below (or at such other address as shall be provided pursuant to a written notice given in compliance with this paragraph 14) by mail with postage paid and certified or registered or by facsimile or delivery via courier to the respective parties. Mailed notices shall be deemed to be delivered three days following the date of such mailing. Facsimile transmissions shall be deemed to be delivered on the date of the transmission, so long as a receipt confirming that the transmission was successful is received. Notices delivered by courier shall be deemed to be received on the date of delivery by the courier service.

                  Selling Shareholders:

                  2 North Caddo Street
                  Cleburne, Texas 76033
                  Attn.: Walter Mize
                  Facsimile: (817) 641-3683

                  Purchaser:

                  Lothian Oil Inc.
                  500 5th Avenue, Suite 2600
                  New York, New York 10110
                  Attn.: Ken Levy, President
                  Facsimile: (212) 391-8588

      15. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                      SIGNATURES APPEAR ON FOLLOWING PAGES

Dated: October __, 2005

                                   Community Bank
                                   (Escrow Agent)



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------


                                   Selling Shareholders



                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Walter G. Mize


                                   Field Street Baptist Church


                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------


                                   Christian Heritage Foundation



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------


                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Adam Mize


                                   Exhibit Only - Do not sign
                                   ---------------------------------------------
                                   Mary Catherine Hicks

                                   The Cody Trust



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------


                                   The Hunter Trust



                                   By: Exhibit Only - Do not sign
                                       -----------------------------------------